                                                                EXHIBIT 4.5


                                                                [EXECUTION COPY]





             ============================================================


                                 CRAY RESEARCH, INC.



                                         and

                         MANUFACTURERS HANOVER TRUST COMPANY
                                       Trustee


                                     -----------


                                      INDENTURE
                             Dated as of February 1, 1986


                                     -----------





                 6 1/8% Convertible Subordinated Debentures Due  2011


             ============================================================

                                      TIE-SHEET*

of provisions of Trust Indenture Act of 1939 with Indenture dated as of February l, 1986 between Cray Research, Inc. and Manufacturers Hanover Trust Company,
Trustee:


  Section of Act                                           Section of Indenture
  --------------                                           --------------------

310(a)(1) and (2). . . . . . . . . . . . . . . . . . .      8.09
310(a)(3) and (4). . . . . . . . . . . . . . . . . . .      Not applicable
310(b) . . . . . . . . . . . . . . . . . . . . . . . .      8.08 and 8.10(b)
310(c) . . . . . . . . . . . . . . . . . . . . . . . .      Not applicable
311(a) and (b) . . . . . . . . . . . . . . . . . . . .      8.13
311(c) . . . . . . . . . . . . . . . . . . . . . . . .      Not applicable
312(a) . . . . . . . . . . . . . . . . . . . . . . . .      6.01 and 6.02(a)
312(b) and (c) . . . . . . . . . . . . . . . . . . . .      6.02(b) and (c)
313(a) . . . . . . . . . . . . . . . . . . . . . . . .      6.04(a)
313(b)(1). . . . . . . . . . . . . . . . . . . . . . .      Not applicable
313(b)(2)  . . . . . . . . . . . . . . . . . . . . . .      6.04(b)
313(c) . . . . . . . . . . . . . . . . . . . . . . . .      6.04(c)
313(d) . . . . . . . . . . . . . . . . . . . . . . . .      6.04(d)
314(a) . . . . . . . . . . . . . . . . . . . . . . . .      6.03
314(b) . . . . . . . . . . . . . . . . . . . . . . . .      Not applicable
314(c)(1) and (2). . . . . . . . . . . . . . . . . . .      16.05
314(c)(3). . . . . . . . . . . . . . . . . . . . . . .      Not applicable
314(d) . . . . . . . . . . . . . . . . . . . . . . . .      Not applicable
314(e) . . . . . . . . . . . . . . . . . . . . . . . .      16.05
314(f) . . . . . . . . . . . . . . . . . . . . . . . .      Not applicable
315(a), (c) and (d). . . . . . . . . . . . . . . . . .      8.01
315(b) . . . . . . . . . . . . . . . . . . . . . . . .      7.08
315(e) . . . . . . . . . . . . . . . . . . . . . . . .      7.09
316(a)(1). . . . . . . . . . . . . . . . . . . . . . .      7.01 and 7.07
316(a) last sentence . . . . . . . . . . . . . . . . .      9.04
316(b) . . . . . . . . . . . . . . . . . . . . . . . .      7.04
317(a) . . . . . . . . . . . . . . . . . . . . . . . .      7.02
317(b) . . . . . . . . . . . . . . . . . . . . . . . .      5.04(a)
318(a) . . . . . . . . . . . . . . . . . . . . . . . .      16.07


---------------------

*This tie-sheet is not part of the Indenture as executed.

                                  TABLE OF CONTENTS*

                                                                           Page
                                                                           ----

PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
   Purpose of Indenture. . . . . . . . . . . . . . . . . . . . . . . .      1
   Form of Face of Debenture . . . . . . . . . . . . . . . . . . . . .      1
   Form of Trustee's Certificate of
      Authentication . . . . . . . . . . . . . . . . . . . . . . . . .      3
   Form of Reverse of Debenture. . . . . . . . . . . . . . . . . . . .      3
   Form of Conversion Notice . . . . . . . . . . . . . . . . . . . . .      8
   Compliance with Legal Requirements. . . . . . . . . . . . . . . . .     10

                                     ARTICLE ONE
                                     DEFINITIONS

   SECTION 1.01  Definitions . . . . . . . . . . . . . . . . . . . . .     10
                    Board of Directors . . . . . . . . . . . . . . . .     10
                    Common Stock . . . . . . . . . . . . . . . . . . .     11
                    Company. . . . . . . . . . . . . . . . . . . . . .     11
                    Conversion Price . . . . . . . . . . . . . . . . .     11
                    Debenture or Debentures;
                       Outstanding . . . . . . . . . . . . . . . . . .     11
                    Debentureholder. . . . . . . . . . . . . . . . . .     12
                    Event of Default . . . . . . . . . . . . . . . . .     12
                    Indenture. . . . . . . . . . . . . . . . . . . . .     12
                    Officers' Certificate. . . . . . . . . . . . . . .     12
                    Opinion of Counsel . . . . . . . . . . . . . . . .     12
                    Person . . . . . . . . . . . . . . . . . . . . . .     13
                    Predecessor Debenture. . . . . . . . . . . . . . .     13
                    Principal Office of the Trustee. . . . . . . . . .     13
                    Responsible Officer. . . . . . . . . . . . . . . .     13
                    Senior Indebtedness. . . . . . . . . . . . . . . .     13
                    Trust Indenture Act of 1939. . . . . . . . . . . .     14
                    Trustee. . . . . . . . . . . . . . . . . . . . . .     14

---------------------------

*This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                           Page
                                                                           ----

                                     ARTICLE TWO
                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                                EXCHANGE OF DEBENTURES

SECTION 2.01   Designation, Amount and Issue of
                  Debentures . . . . . . . . . . . . . . . . . . . . .     14
        2.02   Form of Debentures. . . . . . . . . . . . . . . . . . .     15
        2.03   Date and Denomination of Debentures . . . . . . . . . .     15
        2.04   Execution of Debentures . . . . . . . . . . . . . . . .     17
        2.05   Exchange and Registration of
                  Transfer of Debentures . . . . . . . . . . . . . . .     18
        2.06   Mutilated, Destroyed, Lost or
                  Stolen Debentures. . . . . . . . . . . . . . . . . .     19
        2.07   Temporary Debentures. . . . . . . . . . . . . . . . . .     20
        2.08   Cancellation of Debentures Paid, etc. . . . . . . . . .     21


                                    ARTICLE THREE
                       REDEMPTION OF DEBENTURES - SINKING FUND

SECTION 3.01   Redemption Prices - Voluntary and
                  for Sinking Fund . . . . . . . . . . . . . . . . . .     21
        3.02   Notice of Redemption; Selection of
                  Debentures . . . . . . . . . . . . . . . . . . . . .     22
        3.03   Payment of Debentures Called for
                  Redemption . . . . . . . . . . . . . . . . . . . . .     23
        3.O4   Mandatory and Optional Sinking Fund . . . . . . . . . .     24
        3.05   Conversion Arrangement on
                  Call for Redemption. . . . . . . . . . . . . . . . .     28


                                     ARTICLE FOUR
                             SUBORDINATION OF DEBENTURES

SECTION 4.01   Agreement of Subordination. . . . . . . . . . . . . . .     29
        4.02   Payments to Debentureholders. . . . . . . . . . . . . .     29
        4.03   Subrogation of Debentures.. . . . . . . . . . . . . . .     31
        4.04   Authorization by Debentureholders . . . . . . . . . . .     32
        4.05   Notice to Trustee . . . . . . . . . . . . . . . . . . .     32
        4.06   Trustee's Relation to Senior
                  Indebtedness . . . . . . . . . . . . . . . . . . . .     34
        4.07   No Impairment of Subordination. . . . . . . . . . . . .     34

                                                                           Page
                                                                           ----
                                     ARTICLE FIVE
                         PARTICULAR COVENANTS OF THE COMPANY

SECTION 5.01   Payment of Principal, Premium and
                  Interest . . . . . . . . . . . . . . . . . . . . . .     34
        5.02   Offices for Notices and Payments,
                  etc. . . . . . . . . . . . . . . . . . . . . . . . .     35
        5.03   Appointments to Fill Vacancies
                  in Trustee's Office. . . . . . . . . . . . . . . . .     35
        5.04   Provision as to Paying Agent. . . . . . . . . . . . . .     35


                                     ARTICLE SIX
                         DEBENTUREHOLDERS' LISTS AND REPORTS
                            BY THE COMPANY AND THE TRUSTEE

SECTION 6.01   Debentureholders' Lists . . . . . . . . . . . . . . . .     37
        6.02   Preservation and Disclosure of Lists. . . . . . . . . .     37
        6.03   Reports by the Company. . . . . . . . . . . . . . . . .     39
        6.04   Reports by the Trustee. . . . . . . . . . . . . . . . .     39


                                    ARTICLE SEVEN
                     REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                               ON THE EVENT OF DEFAULT

SECTION 7.01   Events of Default . . . . . . . . . . . . . . . . . . .     41
        7.02   Payment of Debentures on Default;
                  Suit Therefor. . . . . . . . . . . . . . . . . . . .     43
        7.03   Application of Monies Collected
                  by Trustee . . . . . . . . . . . . . . . . . . . . .     46
        7.04   Proceedings by Debentureholder. . . . . . . . . . . . .     47
        7.05   Proceedings by Trustee. . . . . . . . . . . . . . . . .     48
        7.06   Remedies Cumulative and Continuing. . . . . . . . . . .     48
        7.07   Direction of Proceedings and Waiver
                  of Defaults by Majority
                  Debentureholders . . . . . . . . . . . . . . . . . .     48
        7.08   Notice of Defaults. . . . . . . . . . . . . . . . . . .     49
        7.09   Undertaking to Pay Costs. . . . . . . . . . . . . . . .     50


                                    ARTICLE EIGHT
                                CONCERNING THE TRUSTEE

SECTION 8.01   Duties and Responsibilities of
                  Trustee. . . . . . . . . . . . . . . . . . . . . . .     50
        8.02   Reliance on Documents, Opinions, etc. . . . . . . . . .     52
        8.03   No Responsibility for Recitals, etc . . . . . . . . . .     53

                                                                          Page
                                                                          ----

        8.04   Trustee, Paying Agents, Conversion
                  Agents or Registrar May Own
                  Debentures . . . . . . . . . . . . . . . . . . . . .     53
        8.05   Monies to be Held in Trust. . . . . . . . . . . . . . .     54
        8.06   Compensation and Expenses of
                  Trustee. . . . . . . . . . . . . . . . . . . . . . .     54
        8.07   Officers' Certificate as Evidence . . . . . . . . . . .     54
        8.08   Conflicting Interest of Trustee.. . . . . . . . . . . .     55
        8.09   Eligibility of Trustee. . . . . . . . . . . . . . . . .     61
        8.10   Resignation or Removal of Trustee . . . . . . . . . . .     62
        8.11   Acceptance by Successor Trustee . . . . . . . . . . . .     63
        8.12   Succession by Merger, etc . . . . . . . . . . . . . . .     64
        8.13   Limitation on Rights of Trustee as
                  a Creditor . . . . . . . . . . . . . . . . . . . . .     65


                                     ARTICLE NINE
                           CONCERNING THE DEBENTUREHOLDERS

SECTION 9.01   Action by Debentureholders. . . . . . . . . . . . . . .     70
        9.02   Proof of Execution by
                  Debentureholders . . . . . . . . . . . . . . . . . .     70
        9.03   Who Are Deemed Absolute Owners. . . . . . . . . . . . .     70
        9.04   Company-Owned Debentures Disregarded. . . . . . . . . .     71
        9.05   Revocation of Consents; Future
                  Holders Bound. . . . . . . . . . . . . . . . . . . .     71


                                     ARTICLE TEN
                              DEBENTUREHOLDERS' MEETINGS

SECTION 10.01  Purposes of Meetings. . . . . . . . . . . . . . . . . .     72
        10.02  Call of Meetings by Trustee . . . . . . . . . . . . . .     72
        10.03  Call of Meetings by Company or
                  Debentureholders . . . . . . . . . . . . . . . . . .     73
        10.04  Qualifications for Voting . . . . . . . . . . . . . . .     73
        10.05  Regulations . . . . . . . . . . . . . . . . . . . . . .     73
        10.06  Voting. . . . . . . . . . . . . . . . . . . . . . . . .     74
        10.07  No Delay of Rights by Meeting . . . . . . . . . . . . .     75


                                    ARTICLE ELEVEN
                               SUPPLEMENTAL INDENTURES

SECTION 11.01  Supplemental Indentures without
                  Consent of Debentureholders. . . . . . . . . . . . .     75
        11.02  Supplemental Indentures with Consent
                  of Debentureholders. . . . . . . . . . . . . . . . .     76

                                                                          Page
                                                                          ----

        11.03  Compliance with Trust Indenture Act;
                  Effect of Supplemental Indentures. . . . . . . . . .     77
        11.04  Notation on Debentures. . . . . . . . . . . . . . . . .     78
        11.05  Evidence of Compliance of Supple-
                  mental Indenture to be Furnished
                  Trustee. . . . . . . . . . . . . . . . . . . . . . .     78


                                    ARTICLE TWELVE
                  CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 12.01  Company May Consolidate, etc., on
                  Certain Terms. . . . . . . . . . . . . . . . . . . .     78
        12.02  Successor Corporation to be
                  Substituted. . . . . . . . . . . . . . . . . . . . .     79
        12.03  Opinion of Counsel to be Given
                  Trustee. . . . . . . . . . . . . . . . . . . . . . .     80


                                   ARTICLE THIRTEEN
                       SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 13.01  Discharge of Indenture. . . . . . . . . . . . . . . . .     80
        13.02  Deposited Monies to be Held in Trust
                  by Trustee . . . . . . . . . . . . . . . . . . . . .     81
        13.03  Paying Agent to Repay Monies Held . . . . . . . . . . .     81
        13.04  Return of Unclaimed Monies. . . . . . . . . . . . . . .     81


                                   ARTICLE FOURTEEN
                       IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                                OFFICERS AND DIRECTORS

SECTION 14.01  Indenture and Debentures Solely
                  Corporate Obligations. . . . . . . . . . . . . . . .     81


                                   ARTICLE FIFTEEN
                               CONVERSION OF DEBENTURES

SECTION 15.01  Rights to Convert . . . . . . . . . . . . . . . . . . .     82
        15.02  Exercise of Conversion Privilege;
                  Issuance of Common Stock on
                  Conversion; No Adjustment for
                  Interest or Dividends. . . . . . . . . . . . . . . .     82
        15.03  Cash Payments in Lieu of Fractional
                  Shares . . . . . . . . . . . . . . . . . . . . . . .     84

                                                                          Page
                                                                          ----

        15.04  Conversion Price. . . . . . . . . . . . . . . . . . . .     84
        15.05  Adjustment of Conversion Price. . . . . . . . . . . . .     84
        15.06  Effect of Reclassification, Consoli-
                  dation, Merger or Sale . . . . . . . . . . . . . . .     88
        15.07  Taxes on Shares Issued. . . . . . . . . . . . . . . . .     89
        15.08  Reservation of Shares; Shares to be
                  Fully Paid; Compliance with
                  Governmental Requirements; Listing
                  of Common Stock. . . . . . . . . . . . . . . . . . .     89
        15.09  Responsibility of Trustee . . . . . . . . . . . . . . .     90
        15.10  Notice to Holders Prior to Certain
                  Actions. . . . . . . . . . . . . . . . . . . . . . .     91

                                   ARTICLE SIXTEEN
                               MISCELLANEOUS PROVISIONS

SECTION 16.01  Provisions Binding on Company's
                  Successors . . . . . . . . . . . . . . . . . . . . .     92
        16.02  Official Acts by Successor
                  Corporation. . . . . . . . . . . . . . . . . . . . .     92
        16.03  Addresses for Notices, etc. . . . . . . . . . . . . . .     92
        16.04  Governing Law . . . . . . . . . . . . . . . . . . . . .     92
        16.05  Evidence of Compliance with
                  Conditions Precedent;
                  Certificates to Trustee. . . . . . . . . . . . . . .     92
        16.06  Legal Holidays. . . . . . . . . . . . . . . . . . . . .     93
        16.07  Trust Indenture Act to Control. . . . . . . . . . . . .     93
        16.08  No Security Interest Created. . . . . . . . . . . . . .     93
        16.09  Benefits of Indenture . . . . . . . . . . . . . . . . .     93
        16.10  Table of Contents, Headings, etc. . . . . . . . . . . .     94
        16.11  Execution in Counterparts . . . . . . . . . . . . . . .     94

   Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     95
   Acknowledgments . . . . . . . . . . . . . . . . . . . . . . . . . .     96

          INDENTURE dated as of February 1, 1986 between CRAY RESEARCH, INC., a Delaware corporation (hereinafter sometimes called the "Company"), and MANUFACTURERS HANOVER TRUST COMPANY, a corporation organized and existing under the laws of the State of New York (hereinafter sometimes called the "Trustee").

                                 W I T N E S S E T H:

          WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 6 1/8% Convertible Subordinated Debentures Due 2011 (hereinafter sometimes called the "Debentures"), in an aggregate principal amount not to exceed $115,000,000 and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

          WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures and a form of conversion notice are to be substantially in the following forms, respectively:

                             [FORM OF FACE OF DEBENTURE]

No.                                                                  $

                                 CRAY RESEARCH, INC.

                  6 1/8% Convertible Subordinated Debenture Due 2011

          CRAY RESEARCH, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of ________ Dollars on February 1, 2011 at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 1 and August 1 of each year, commencing August 1, 1986, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Debenture, from the February 1 or the August 1, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no inter-est has been paid or duly provided for on the Debentures, in which case from February 20, 1986, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any January 15 or July 15, as the case may be, and before the following February
1 or August 1, this Debenture shall bear interest from such February 1 or August 1; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such February 1 or August 1, then this Debenture shall bear interest from the next preceding February 1 or August 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Debentures, from February 20, 1986. The interest so payable on any February 1 or August 1 will be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the record date, which shall be the January 15 or July 15 (whether or not a business day) next preceding such February 1 or August 1, provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

          Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Debentures to the prior payment in full of all Senior Indebtedness as defined in the Indenture and provisions giving the holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

          This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

          IN WITNESS WHEREOF, CRAY RESEARCH, INC. has caused this instrument to be duly executed.


                                        CRAY RESEARCH, INC.


Dated:                                 By ___________________________
                                          Chairman of the Board,
                                          President and
                                          Chief Executive Officer
Attest:

_______________________
      Secretary

                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Debentures described in the within-mentioned Indenture.

                                        MANUFACTURERS HANOVER TRUST COMPANY
                                             As Trustee


                                        By ________________________________
                                            Authorized Officer

                            (FORM OF REVERSE OF DEBENTURE]

                                 CRAY RESEARCH, INC.

                  6 1/8% Convertible Subordinated Debenture Due 2011


          This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 6 1/8% Convertible Subordinated Debentures Due 2011 (herein called the "Debentures"), limited to the aggregate principal amount of $115,000,000, all issued or to be issued under and pursuant to an Indenture dated as of February 1, 1986 (herein called the "Indenture"), between the Company and Manufacturers Hanover Trust Company (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that hereinbefore provided, or impair or affect the rights of any Debentureholder to institute suit for the payment or conversion thereof or impair the right to convert the Debentures into Common Stock subject to the terms set forth in the Indenture, including Section 15.06, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Debentures or a failure by the Company to convert any Debentures into Common Stock of the Company. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

          The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact for such purpose.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          Interest on the Debentures shall be computed on the basis of a year of twelve 30-day months.

          The Debentures are issuable in registered form without coupons in denominations of $l,000 and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, but without payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

          The Debentures may be redeemed at the option of the Company as a whole, or from time to time in part, on any date prior to maturity, upon mailing a notice of such redemption not less than thirty nor more than sixty days before the date fixed for redemption to the holders of Debentures at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to the date fixed for redemption:

          If redeemed during the twelve-month period beginning February 1:

Year                     Percentage               Year              Percentage
----                     ----------               ----              ----------

1986                     106.1250%                1991              103.0625%
1987                     105.5125                 1992              102.4500
1988                     104.9000                 1993              101.8375
1989                     104.2875                 1994              101.2250
1990                     103.6750                 1995              100.6125

and 100% if redeemed on or after February 1, 1996; PROVIDED that if the date fixed for redemption is a February 1 or August 1, then the interest payable on such date shall be paid to the holder of record on the text preceding January 15 or July 15; and PROVIDED FURTHER, that no such redemption shall be effected prior to February 1, 1988 unless the last reported sales prices (determined as provided in the Indenture) of the Company's Common Stock, as defined in the Indenture, equals or exceeds 150% of the then effective conversion price (determined as provided in the Indenture) for at least twenty Trading Days, as defined in the Indenture, within a period of thirty consecutive Trading Days ending within five days of the date the notice of redemption is first mailed.

          The Debentures are also subject to redemption in part, through the operation of the sinking fund provided for in the Indenture, on February 1, 1997 and on each February 1 thereafter to and including February 1, 2010, on notice as set forth above, at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption.

          Subject to the provisions of the Indenture, the holder hereof has the right, at his option, at any time prior to the close of business on February 1, 2011, or, as to all or any portion hereof called for redemption, the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Debenture or portion thereof to be converted by the conversion price of $84.00 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Debenture, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustments in respect of interest or dividends will be made upon any conversion; PROVIDED, HOWEVER, that if this Debenture shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the opening of business on the following interest payment date, this Debenture (unless it or the portion being converted shall have been called for redemption on a date in such period) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

          Any Debentures called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Debentures at an amount not less than the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures from the holders thereof and convert them into Common Stock of the Company and to make payment for such Debentures as aforesaid to the Trustee in trust for such holders.

          Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company, the Trustee, any paying agent, any conversion agent and any Debenture registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other paying agent nor any other conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable an this Debenture.

          No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                             [FORM OF CONVERSION NOTICE]

                                  CONVERSION NOTICE
To: Cray Research, Inc.

          The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Cray Research, Inc. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:                                  _______________________________


                                        _______________________________
                                                  Signature(s)

Fill in for registration of
  shares if to be delivered
  other than to and in the
  name of the registered holder:


______________________________
            (Name)


______________________________
       (Street Address)


______________________________
  (City, State and zip code)

Please print name and address

                                        Principal amount to be converted
                                         (if less than all):
                                                  $ ____ ,000


                                        _________________________________
                                            Social Security or Other
                                         Taxpayer Identification Number

          AND WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Debentures by the holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

                                     ARTICLE ONE

                                     DEFINITIONS

          SECTION 1.01. DEFINITIONS. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words "HEREIN", "HEREOF" and "HEREUNDER" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

          BOARD OF DIRECTORS: The term "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of such Board.

          COMMON STOCK: The term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.06, however, shares issuable on conversion of Debentures shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          COMPANY: The term "Company" shall mean Cray Research, Inc., a Delaware corporation, and subject to the provisions of Article Twelve, shall include its successors and assigns.

          CONVERSION PRICE: The term "conversion price" shall have the meaning specified in Section 15.04.

          DEBENTURE OR DEBENTURES; OUTSTANDING: The terms "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

          The term "outstanding" (except as otherwise provided in Section 8.08), when used with reference to Debentures, shall, subject to the provisions of
Section 9.04, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except

          (a) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) Debentures, or portions thereof, for the payment or redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), PROVIDED that if such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice;

          (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Debentures are held by bona fide holders in due course; and

          (d) Debentures converted into Common Stock pursuant to Article Fifteen hereof and Debentures not deemed outstanding pursuant to Section 3.02.

          DEBENTUREHOLDER: The terms "Debentureholder" or "holder of Debentures", or other similar terms, shall mean any person in whose name at the time a particular Debenture is registered on the books of the Company kept for that purpose in accordance with the terms hereof.

          EVENT OF DEFAULT: The term "Event of Default" shall mean any event specified in Section 7.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

          INDENTURE: The term "Indenture" shall mean this instrument as originally executed or, if amended, or supplemented as herein provided, as so amended or supplemented.

          OFFICERS' CERTIFICATE: The term "Officers' Certificate", when used with respect to the Company, shall mean a certificate signed by the Chairman of the Board of Directors, the President, the Chief Executive Officer or any Vice President and by the Treasurer of the Company. Each such certificate shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section.

          OPINION OF COUNSEL: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, which counsel shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section.

          PERSON: The term "Person" shall mean a corporation, an association, a partnership, an organization, an individual, a government or a political subdivision thereof or a governmental agency.

          PREDECESSOR DEBENTURE: The term "Predecessor Debenture" of any particular Debenture shall mean every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

          PRINCIPAL OFFICE OF THE TRUSTEE: The term "principal office of the Trustee", or other similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is, at the date as of which this Indenture is dated, located at 600 Fifth Avenue, New York, New York 10020.

          RESPONSIBLE OFFICER: The term "Responsible Officer", when used with respect to the Trustee, shall mean any officer in the corporate trust division of the Trustee, or any officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          SENIOR INDEBTEDNESS: The term "Senior Indebtedness" shall mean the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date hereof or hereafter incurred or created:

          (a) all indebtedness of the Company for money borrowed (including any indebtedness secured by a mortgage or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof);

          (b) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities sold by the Company for money;

          (c) all lease obligations of the Company which are capitalized on the books of the Company in accordance with generally accepted accounting principles;

          (d) all indebtedness of others of the kinds described in either of the preceding clauses (a) or (b) and all lease obligations of others of the kind described in the preceding clause (c) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise; and

          (e) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a), (b) and (d) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (c) and (d);

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension or refunding is subordinate to any other indebtedness of the Company or that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the Debentures.

          TRUST INDENTURE ACT OF 1939: The term "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939 as it was in force at the date of execution of this Indenture, except as provided in Sections 11.03 and 15.06.

          TRUSTEE: The term "Trustee" shall mean Manufacturers Hanover Trust Company and, subject to the provisions of Article Eight hereof, shall also include its successors and assigns as Trustee hereunder.

                                     ARTICLE TWO

                     ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                              AND EXCHANGE OF DEBENTURES

          SECTION 2.01. DESIGNATION, AMOUNT AND ISSUE OF DEBENTURES. The Debentures shall be designated as "6 1/8% Convertible Subordinated Debentures Due 2011". Debentures not to exceed the aggregate principal amount of $115,000,000 upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman or its President or any Vice President and by its Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder.

          SECTION 2.02. FORM OF DEBENTURES. The Debentures and the Trustee's certificate of authentication to be borne by the Debentures shall be substantially in the form as in this Indenture above recited. Any of the Debentures may have imprinted thereon such legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Debentures may be listed, or to conform to usage.

          SECTION 2.03. DATE AND DENOMINATION OF DEBENTURES. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Every Debenture shall be dated the date of its authentication and, except as provided in this Section, shall bear interest, payable semiannually on February 1 and August 1 of each year, commencing August 1, 1986, from the February 1 or August 1, as the case may be, next preceding the date of such Debenture to which interest has been paid or duly provided for, unless the date of such Debenture is the date to which interest has been paid or duly provided for, in which case from the date of such Debenture, or unless no interest has been paid or duly provided for on the Debentures, in which case from February 20, 1986 until payment of the principal sum has been made or duly provided for. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, all Debentures authenticated by the Trustee after the close of business on the record date (as hereinafter defined) for any interest payment date and prior to such interest payment date shall be dated the date of authentication but shall bear interest from such interest payment date; PROVIDED, HOWEVER, that if and to the extent that the Company shall default in interest due on such interest payment date then any such Debenture shall bear interest from the February 1 or August 1, as the case may be, next preceding the date of such Debenture to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Debentures, in which case from February 20, 1986.

          The person in whose name any Debenture (or its Predecessor Debenture) is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date (subject to the provisions of Article Three in the case of any Debenture or Debentures, or portion thereof, called for redemption on a date subsequent to the record date and prior to such interest payment date) notwithstanding the cancellation of such Debenture upon any conversion, transfer or exchange subsequent to the record date and prior to such interest payment date. Interest may, at the option of the Company, be paid by check mailed to the address of such person on the registry kept for such purposes. The term "record date" with respect to any interest payment date shall mean the January 15 or July 15 preceding said February 1 or August 1.

          Interest on the Debentures shall be computed on the basis of a year of twelve 30-day months.

          Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any said February 1 or August 1 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Debentureholder on the relevant record date by virtue of his having been such Debentureholder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such

     Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid to each Debentureholder at his address as it appears in the Debenture register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          SECTION 2.04. EXECUTION OF DEBENTURES. The Debentures shall be signed in the name and on behalf of the Company by the facsimile signature of its Chairman of the Board of Directors, its President, its Chief Executive Officer or any of its Vice Presidents and attested by the facsimile signature of its Secretary or any of its Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

          In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company; and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

          SECTION 2.05. EXCHANGE AND REGISTRATION OF TRANSFER OF DEBENTURES. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations. Debentures to be exchanged shall be surrendered at any office or agency to be maintained by the Company pursuant to
Section 5.02 and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Debenture or Debentures which the Debentureholder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding.

          The Company shall cause to be kept at each such office or agency maintained by the Company pursuant to Section 5.02, a register in which, subject to such reasonable regulations as it may prescribe, Debentures shall be registered and the transfer of Debentures shall be registered as in this Article Two provided. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such register shall be open for inspection by the Trustee.
Upon due presentment for registration of transfer of any Debenture at any such office or agency maintained by the Company, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture or Debentures for an equal aggregate principal amount.

          All Debentures presented for registration of transfer or for exchange, redemption, conversion or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

          No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          The Company shall not be required to exchange or register a transfer of (a) any Debentures for a period of 15 days next preceding any selection of Debentures to be redeemed, (b) any Debentures or portions thereof selected or called for redemption or (c) any Debentures or portion thereof surrendered for conversion.

          All Debentures issued upon any transfer or exchange of Debentures shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debentures surrendered upon such exchange or transfer.

          SECTION 2.06. MUTILATED, DESTROYED, LOST OR STOLEN DEBENTURES. In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

          The Trustee may authenticate any such substituted Debenture and deliver the same upon the receipt of such security or indemnity as the Trustee may require. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or has been called for redemption or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

          Every substituted Debenture issued pursuant to the provisions of this
Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

          SECTION 2.07. TEMPORARY DEBENTURES. Pending the preparation of definitive Debentures, the Company may execute and the Trustee shall authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the definitive Debentures but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debentures. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02, and the Trustee shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.

          SECTION 2.08. CANCELLATION OF DEBENTURES PAID, ETC. All Debentures surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer, or in discharge or for credit against any sinking fund payment pursuant to Section 3.04, shall, if surrendered to the Company or any paying agent or any Debenture registrar or any conversion agent, be surrendered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Debentures unless the Company directs it to do otherwise and provide the Company with a certificate to such effect. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

                                    ARTICLE THREE

                       REDEMPTION OF DEBENTURES - SINKING FUND

          SECTION 3.01. REDEMPTION PRICES - VOLUNTARY AND FOR SINKING FUND. (a) The Company may, at its option, redeem all or from time to time any part of the Debentures on any date prior to maturity, upon notice as set forth in Section 3.02, and at the optional redemption prices set forth in the form of Debenture hereinabove recited, together with accrued interest to the date fixed for redemption, PROVIDED, HOWEVER, that no such redemption shall be effected before February 1, 1988, unless the last reported sales prices (determined as provided in Section 15.05(d)) of the Company's Common Stock equals or exceeds 150% of the then effective conversion price for at least twenty Trading Days (as defined in Section 15.05(d)) within a period of thirty consecutive Trading Days ending within five days of the date the notice of redemption is first mailed pursuant to Section 3.02. In the case of any redemption pursuant to this Section 3.01 prior to February 1, 1988, the Company will deliver to the Trustee at least 45 days before the date fixed for redemption an Officer's Certificate stating that such redemption will comply with the provisions contained in the foregoing sentence.

          (b) The Debentures shall also be redeemed in part on February 1, 1997 and on each February 1 thereafter to and including February 1, 2010, through the operation of the sinking fund as set forth in Section 3.04, at the sinking fund redemption price set forth in the form of Debenture hereinabove recited, together with accrued interest to the date fixed for redemption.

          SECTION 3.02. NOTICE OF REDEMPTION; SELECTION OF DEBENTURES. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01(a), it shall fix a date for redemption and, in the case of any redemption pursuant to Section 3.01(a) or
(b), it or, at its request, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Debentures so to be redeemed as a whole or in part at their last addresses as the same appear on the registry books of the Company. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

          Each such notice of redemption shall specify the principal amount of each Debenture to be redeemed, the date fixed for redemption, the redemption price at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. Such notice shall also state the current conversion price and the date on which the right to convert such Debentures or portions thereof into Common Stock will expire. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed. In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

          Prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money sufficient to redeem on the redemption date all the Debentures so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If any Debenture called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust. If fewer than all the Debentures are to be redeemed, the Company will give the Trustee written notice not fewer than 60 days prior to the redemption date as to the aggregate principal amount of Debentures to be redeemed.

          If fewer than all the Debentures are to be redeemed, the Trustee shall select, on a pro rata basis or by lot, the Debentures or portions thereof (in integral multiples of $1,000) to be redeemed. If any Debenture selected for partial redemption is converted in part after such selection, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is converted as a whole or in part before the mailing of the notice of redemption.

          Upon any redemption of less than all Debentures, the Company and the Trustee may treat as outstanding any Debentures surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

          SECTION 3.03. PAYMENT OF DEBENTURES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Debentures or portions of Debentures with respect to which such notice has been given shall, unless theretofore converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debentures at the redemption price, together with interest accrued to said date) interest on the Debentures or portions of Debentures so called for redemption shall cease to accrue and, except as provided in Sections
8.05 and 13.04, such Debentures shall cease from and after the date fixed for redemption to be convertible into Common Stock and to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; PROVIDED that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Debentures registered as such on the relevant record date subject to the terms and provisions of Section 2.03 hereof.

          Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

          Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of optional redemption during the continuance of a default in payment of interest or premium on the Debentures or of any Event of Default. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Debenture and such Debenture shall remain convertible into Common Stock until the principal and premium, if any, shall have been paid or duly provided for.

          SECTION 3.04. MANDATORY AND OPTIONAL SINKING FUND. As and for a mandatory sinking fund (the "sinking fund") for the retirement of Debentures and so long as any of the Debentures remain outstanding and unpaid, the Company will, except as hereinafter provided, pay to the Trustee in cash not less than one business day before February 1, 1997 and before February 1 in each year thereafter to and including February 1, 2010, an amount sufficient to redeem on such February 1 an aggregate principal amount of Debentures equal to five percent (5%) of the aggregate principal amount of Debentures issued as provided in Section 2.01, at the sinking fund redemption price, together with accrued interest to the date fixed for redemption (the "sinking fund payment"). The last date on which such payment may be made in each year is herein referred to as the "sinking fund payment date".

          The Company may in any year, beginning with the year 1997, on or before the sinking fund payment date, in addition to the mandatory sinking fund payment, make an optional sinking fund payment to the Trustee in an amount which does not exceed the amount of the mandatory sinking fund payment, together with accrued interest on the Debentures to be redeemed through the application of such optional sinking fund payment to the date fixed for redemption. The option to make any such optional sinking fund payment shall be noncumulative so that the failure to exercise such right in any year, in whole or in part, shall not increase the maximum optional sinking fund payment which may be made to the Trustee in any subsequent year. The Company will furnish to the Trustee an Officers' Certificate at least 60 days prior to the sinking fund payment date indicating its intention to make any such optional sinking fund payment, which Officers' Certificate shall specify the principal amount of Debentures to be retired by such payment and shall state that such notice is irrevocable. The Company agrees that after the giving of such Officers' Certificate it will pay to the Trustee on or before the sinking fund payment date the sum so specified, together with accrued interest on the Debentures to be redeemed through the application of such optional sinking fund payment to the date fixed for redemption.

          At its option the Company may reduce or satisfy its obligation to make any mandatory sinking fund payment by an amount not exceeding the sum of the following:

          (i) the principal amount of Debentures theretofore issued and acquired by the Company and delivered to the Trustee for cancellation and not theretofore made the basis for the reduction of a mandatory sinking fund payment; and

          (ii) the principal amount of Debentures redeemed and paid pursuant to the provisions of this Article Three otherwise than through the operation of the mandatory sinking fund, or which shall have been duly called for redemption otherwise than through the operation of the mandatory sinking fund and the redemption price of which shall have been deposited in trust for that purpose, and which have not theretofore been made the basis for the reduction of a mandatory sinking fund payment; and

          (iii) the principal amount of Debentures surrendered for conversion pursuant to Article Fifteen (other than the principal amount of any such Debentures so surrendered which had been called for redemption by application of a mandatory sinking fund payment) and which have not theretofore been made the basis for the reduction of a mandatory sinking fund payment.

On or before December 1, in each year, beginning December 1, 1996, the Company shall deliver to the Trustee an Officers' Certificate stating whether it elects to reduce the amount to be paid to the Trustee in cash before the following February 1, and if it elects to make such a reduction, setting forth the amount of the reduction and the basis or bases provided above for such reduction, together with any Debentures which are to be made the basis of such reduction and which have not already been delivered to the Trustee and stating that none of the Debentures so made the basis of such reduction have theretofore been made the basis of any credit against any mandatory sinking fund payment.

          The amount of any sinking fund payment payable to the Trustee on or before any sinking fund redemption date shall automatically be reduced by the sinking fund redemption price of all Debentures or portions thereof which shall have been called for redemption on such sinking fund redemption date through the sinking fund and shall have been surrendered on or before such date for conversion pursuant to Article Fifteen.

          If the sinking fund payment or payments made in cash plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000 (or a lesser sum if the Company shall so request), it shall be applied by the Trustee on the February 1 following the date of such payment to the redemption of Debentures at the principal amount thereof with accrued interest to the date fixed for redemption. The Trustee shall select, in the manner provided in Section 3.02, for redemption on such February 1, a sufficient principal amount of Debentures to absorb said cash, as nearly as may be, and shall, at the expense and in the name of the Company, thereupon cause notice of redemption of the Debentures to be given in substantially the manner provided in
Section 3.02 (and with the effect provided in Section 3.03) for the redemption of Debentures in part at the option of the Company, except that the notice of redemption shall also state that the Debentures are being redeemed for the sinking fund. Any sinking fund monies not so applied or allocated by the Trustee to the redemption of Debentures shall be added to the next cash sinking fund payment received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 3.04. Any and all sinking fund monies held by the Trustee on February 1, 2011 (or earlier, if the maturity is accelerated) and not held for the payment or redemption of particular Debentures shall be applied by the Trustee, together with other monies, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of, and interest on, the Debentures at maturity.

          On or before each sinking fund payment date, the Company shall pay to the Trustee in cash an amount equal to all interest accrued to the date fixed for redemption of Debentures to be redeemed on the following February 1 pursuant to this Section.

          The Trustee shall not redeem or cause to be redeemed any Debentures with sinking fund monies or mail any notice of redemption of Debentures by operation of the sinking fund during the continuance of a default in payment of interest or premium on the Debentures or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph), except that if the notice of redemption of any Debentures shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem or cause to be redeemed such Debentures if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article Three. Except as aforesaid, any monies in the sinking fund at the time when any such default or Event of Default shall occur and any monies thereafter paid into the sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of all the Debentures; PROVIDED, HOWEVER, that in case such Event of Default or default shall have been cured or waived as provided herein, such monies shall thereafter be applied on the next February 1 on which such monies may be applied pursuant to the provisions of this Section 3.04. Furthermore, in the event and during the continuation of any default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness, then, unless and until such default shall have been cured or waived or shall have ceased to exist, the Trustee, upon receipt of the notice provided for in Section 4.05, shall not make any pay-ments on behalf of the Company on account of the sinking fund for the Debentures except as provided in Section 4.02.

          SECTION 3.05. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment bankers or other purchasers to purchase such Debentures by paying to the Trustee in trust for the Debentureholders, on or before the opening of business on the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to the date fixed for redemption, of such Debentures. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the redemption price of such Debentures, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee, any Debentures not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article Fifteen) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Debentures. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Debentures between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                     ARTICLE FOUR

                             SUBORDINATION OF DEBENTURES

          SECTION 4.01. AGREEMENT OF SUBORDINATION. The Company covenants and agrees, and each holder of Debentures issued hereunder by his acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article Four; and each Person holding any Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

          The payment of the principal of, premium, if any, and interest on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

          No provision of this Article Four shall prevent the occurrence of any default or Event of Default hereunder.

          SECTION 4.02. PAYMENTS TO DEBENTUREHOLDERS. In the event and during the continuation of any default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, or premium, if any, or interest on the Debentures, except sinking payments made by the acquisition of Debentures under
Section 3.04 prior to the happening of such default and payments made pursuant to Article Thirteen hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such default.

          Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal (and premium, if any) or interest on the Debentures (except payments made pursuant to Article Thirteen hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled, except for the provisions of this Article Four, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Debentures or to the Trustee.

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Debentures before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          For purposes of this Article Four, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Four with respect to the Debentures to the payment of all Senior Indebtedness which may at the time be outstanding; PROVIDED that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness (other than leases) and of leases which are assumed are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Twelve hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Twelve hereof. Nothing in this Section 4.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.06.

          SECTION 4.03. SUBROGATION OF DEBENTURES. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article Four, and no payment over pursuant to the provisions of this Article Four, to or for the benefit of the holders of Senior Indebtedness by holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Four are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          Nothing contained in this Article Four or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Deben-tures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Four of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Company referred to in this Article Four, the Trustee, subject to the provisions of Section 8.01, and the holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four.

          SECTION 4.04. AUTHORIZATION BY DEBENTUREHOLDERS. Each holder of a Debenture by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Four and appoints the Trustee his attorney-in-fact for any and all such purposes.

          SECTION 4.05. NOTICE TO TRUSTEE. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Four. The Trustee, subject to the provisions of Section 8.01, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Indebtedness or any trustee therefor has given such notice to a Responsible Officer of the Trustee at the Principal Office of the Trustee. Notwithstanding the provisions of this Article Four or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Four, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Principal Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist; PROVIDED that if on a date not fewer than three business days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

          Notwithstanding anything to the contrary hereinbefore set forth, nothing shall prevent any payment by the Company or the Trustee to the Debentureholders of monies in connection with a redemption of Debentures if (i) notice of such redemption has been given pursuant to Article Three or Section
13.01 hereof prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the redemption date.

          The Trustee, subject to the provisions of Section 8.01, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Four, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Four, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 4.06. TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Four in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in
Section 8.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Four, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 8.01, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Debentures, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Four or otherwise.

          SECTION 4.07. NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.


                                     ARTICLE FIVE

                         PARTICULAR COVENANTS OF THE COMPANY

          SECTION 5.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures. Each instalment of interest on the Debentures may be paid by mailing checks for the interest payable to or upon the written order of the holders of Deben-tures entitled thereto as they shall appear on the registry books of the Company.

          SECTION 5.02. OFFICES FOR NOTICES AND PAYMENTS, ETC. So long as any of the Debentures remain outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Debentures may be presented for payment, and an office or agency where the Debentures may be presented for registration of transfer and for exchange and conversion as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Debentures or of this Indenture may be served. The Company will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. If the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Trustee and the Company hereby appoints the Trustee at the Principal Office of the Trustee as its agent to receive all such presentations, demands and notices.

          SECTION 5.03. APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

          SECTION 5.04. PROVISION AS TO PAYING AGENT. (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

          (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

          (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of and premium, if any, or interest on the

     Debentures when the same shall be due and payable; and

          (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

          The Company shall, before each due date of the principal of, premium, if any, or interest on the Debentures, deposit with the paying agent a sum sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

          (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Debentures) to make any payment of the principal of, premium, if any, or interest on the Debentures when the same shall become due and payable.

          (c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such money.

          (d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Sections 13.03 and 13.04.

                                     ARTICLE SIX

                      DEBENTUREHOLDERS' LISTS AND REPORTS BY THE
                               COMPANY AND THE TRUSTEE

          SECTION 6.01. DEBENTUREHOLDERS' LISTS. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than 15 days after each January 15 and July 15 in each year beginning with July 15, 1986, and at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debentures as of a date not more than fifteen days prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Debenture registrar.

          SECTION 6.02. PRESERVATION AND DISCLOSURE OF LISTS. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Debenture registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

          (b) In case three or more holders of Debentures (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

          (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, or

          (2) inform such applicants as to the approximate number of holders of Debentures whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, and as to the approximate cost of mailing to such Debentureholders the form of proxy or other communication, if any, specified in such application.

          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Debentureholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02 a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Debentures or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Debentureholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Each and every holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor the Debenture registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of subsection (b) of this Section 6.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection
(b).

          SECTION 6.03. REPORTS BY THE COMPANY. (a) The Company covenants and agrees to file with the Trustee, within fifteen days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

          (b) The Company covenants and agrees to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

          (c) The Company covenants and agrees to transmit by mail to all holders of Debentures, as the names and addresses of such holders appear upon the registry books of the Company, within thirty days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this
Section 6.03 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

          SECTION 6.04. REPORTS BY THE TRUSTEE. (a) On or before July 15, 1986, and on or before July 15 in every year thereafter, so long as any Debentures are outstanding hereunder, the Trustee shall transmit to the Debentureholders, as hereinafter in this Section 6.04 provided, a brief report dated as of the preceding May 15 with respect to:

          (1)  its eligibility under Section 8.09, and its qualification under
     Section 8.08, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;

          (2) the character and amount of advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to state such advances if such advances so remaining unpaid aggregate not more than one-half of one percent of the principal amount of the Debentures outstanding on the date of such report;

          (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debentures) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4) or
     (6) of subsection (b) of Section 8.13;

          (4) the property and funds, if any, physically in the possession of the Trustee, as such, on the date of such report;

          (5) any additional issue of Debentures which the Trustee has not previously reported; and

          (6) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Debentures, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 7.08.

          (b) The Trustee shall transmit to the Debentureholders, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such), since the date of the last report transmitted pursuant to the provisions of subsection (a) of this
Section 6.04 (or, if no such report has
yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Debentures on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten percent or less of the principal amount of Debentures outstanding at such time, such report to be transmitted within ninety days after such time.

          (c) Reports pursuant to this Section 6.04 shall be transmitted by mail to all holders of Debentures as the names and addresses of such holders appear upon the registry books of the Company.

          (d) A copy of each such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with each stock exchange upon which the Debentures are listed and also with the Securities and Exchange Commission. The Company will notify the Trustee when and as the Debentures become listed on any stock exchange.




                                    ARTICLE SEVEN

                     REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                               ON THE EVENT OF DEFAULT

          SECTION 7.01. EVENTS OF DEFAULT. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

          (a) default in the payment of any instalment of interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or

          (b) default in the payment of the principal of and premium, if any, on any of the Debentures as and when the same shall become due and payable either at maturity or in connection with any redemption, by declaration or otherwise; or

          (c) default in the payment of any sinking fund instalment as and when the same shall become due and payable; or

          (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture continued for a period of forty-five days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least twenty-five percent in aggregate principal amount of the Debentures at the time outstanding; or

          (e) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

          (f) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety consecutive days;

then and in each and every such case, unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the

Company (and to the Trustee if given by Debentureholders), may declare the principal of all the Debentures and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured instalments of interest upon all the Debentures and the principal of and premium, if any, on any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue instalments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Debentures, to the date of such payment or deposit) and the expenses of the Trustee, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on Debentures which shall have become due by acceleration, shall have been remedied--then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

          In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.

          SECTION 7.02. PAYMENT OF DEBENTURES ON DEFAULT; SUIT THEREFOR. The Company covenants that (a) in case default shall Be made in the payment of any instalment of interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty days, or (b) in case default shall be made in the payment of the principal of and premium, if any, on any of the

Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption, by declaration or otherwise -- then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue instalments of interest at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Debentures to the registered holders, whether or not the Debentures are overdue.

          In case the Company shall fail forthwith to pay such Amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

          In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Coder or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization liquidator, custodian on similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation expenses and counsel fees out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Debentureholder any plan of reorganization or arrangement, affecting the Debentures or the rights of any Debentureholder, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

          All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Debentures.

          In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the

Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

          SECTION 7.03. APPLICATION OF MONIES COLLECTED BY TRUSTEE. Any monies collected by the Trustee pursuant to this Article Seven shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

          First:    To the payment of costs and expenses of collection and
     reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

          Second:   Subject to the provisions of Article Four, in case the
     principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures in default in the order of the maturity of the instalments of such interest with interest (to the extent that such interest has been collected by the Trustee) upon the overdue instalments of interest at the rate borne by the Debentures, such payments to be made ratably to the persons entitled thereto;

          Third:    Subject to the provisions of Article Four, in case the
     principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Debentures for principal and premium, if any, and interest with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue instalments of interest at the rate borne by the Debentures; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest or of interest over principal and premium, if any, or of any instalment of interest over any other instalment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest;

          Fourth:   Subject to the provisions of Article Four, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

          SECTION 7.04. PROCEEDINGS BY DEBENTUREHOLDER. No holder of any Debenture shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof; as hereinbefore provided, and unless also the holders of not less than twenty-five percent in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Notwithstanding any other provisions of this Indenture and any provision of any Debenture, however, the right of any holder of any Debenture to receive payment of the principal of and premium, if any, and interest on such Debenture, on or after the respective due dates expressed in such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

          Anything in this Indenture or the Debentures to the contrary notwithstanding the holder of any Debenture, without the consent of either the Trustee or the holder of any other Debenture, in his own behalf and for his own benefit may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.

          SECTION 7.05. PROCEEDINGS BY TRUSTEE. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

          SECTION 7.06. REMEDIES CUMULATIVE AND CONTINUING. Except as provided in Section 2.06, all powers and remedies given by this Article Seven to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient by the Trustee or by the Debentureholders.

          SECTION 7.07. DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY DEBENTUREHOLDERS. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with
Section 9.04 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the

Trustee; PROVIDED, HOWEVER, that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed could involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default hereunder and its consequences except a default in the payment of interest or premium, if any, on, or the principal of, the Debentures or a failure by the Company to convert any Debentures into Common Stock. Upon any such waiver the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 7.08. NOTICE OF DEFAULTS. The Trustee shall, within ninety days after the occurrence of a default, mail to all Debentureholders, as the names and addresses of such holders appear upon the registry books of the Company, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section 7.08 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e) and (f) of Section 7.01, not including periods of grace, if any, or the giving of any notice, or both provided for therein); and PROVIDED that, except in the case of default in the payment of the principal of or premium, if any, or interest on any of the Debentures or in the making of any sinking fund payment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Debentureholders.

          SECTION 7.09. UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; PROVIDED, that the provisions of this Section 7.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent in principal amount of the Debentures outstanding, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article Fifteen.


                                    ARTICLE EIGHT

                                CONCERNING THE TRUSTEE

          SECTION 8.01. DUTIES AND RESPONSIBILITIES OF TRUSTEE. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

               (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 8.02. RELIANCE ON DOCUMENTS, OPINIONS, ETC. Except as otherwise provided in Section 8.01,

          (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an assistant Secretary or of the Company;

          (c) the Trustee may consult with counsel and any advice or opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (f) prior to the occurence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Debentures then outstanding; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

          SECTION 8.03. NO RESPONSIBILITY FOR RECITALS, ETC. The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

          SECTION 8.04. TRUSTEE, PAYING AGENTS, CONVERSION AGENTS OR REGISTRAR MAY OWN DEBENTURES. The Trustee, any paying agent, any conversion agent or Debenture registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, conversion agent or Debenture registrar.

          SECTION 8.05. MONIES TO BE HELD IN TRUST. Subject to the provisions of Section 13.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 8.06. COMPENSATION AND EXPENSES OF TRUSTEE. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

          SECTION 8.07. OFFICERS' CERTIFICATE AS EVIDENCE. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

          SECTION 8.08. CONFLICTING INTEREST OF TRUSTEE. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 8.08, it shall, within ninety days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in Section 8.10.

          (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section 8.08, the Trustee shall, within ten days after the expiration of such ninety-day period, transmit notice of such failure to all holders of Debentures, as the names and addresses of such holders appear upon the registry books of the Company.

          (c) For the purpose of this Section 8.08, the Trustee shall be deemed to have a conflicting interest if:

          (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debentures issued under this Indenture; PROVIDED that there shall be excluded from the operation of this paragraph any other indenture or indentures under which other securities, or certificates of interest or participation in other securities of the Company, are outstanding if (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Securities and Exchange Commission shall have found and declared by order pursuant to subsection (b) of
     Section 305 or subsection (c) of Section 307 of the Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or (ii) the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

          (2) the Trustee or any of its directors or executive officers is an obligor upon the Debentures issued under this Indenture or an underwriter for the Company;

          (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

          (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection (c), to act as trustee whether under an indenture or otherwise;

          (5) ten percent or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or twenty percent or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten percent or more of the voting securities of the

     Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned collectively, by any two or more such persons;

          (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (A) five percent or more of the voting securities, or ten percent or more of any other class of security, of the Company, not including the Debentures issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) ten percent or more of any class of security of an underwriter for the Company;

          (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, five percent or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten percent or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

          (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, ten percent or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty percent or more of the voting securities of the Company; or

          (9) the Trustee owns on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five percent or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6),
     (7), or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percent of such voting securities or twenty-five percent of any such class of security. Promptly after May 15, in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of principal of, premium, if any, or interest on any of the Debentures when and as the same become due and payable, and such failure continues for thirty days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above mentioned capacities as of the date of the expiration of such thirty-day period and, after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (c).

          The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection (c).

          For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (c) only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay monies lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as defined in clause (B) above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

          Except as provided in the next preceding paragraph hereof, the word "security" or "securities" as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security" or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

          (d)  For the purposes of this Section 8.08:

          (1) The term "underwriter" when used with reference to the Company shall mean every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

          (2) The term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

          (3) The term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

          (4) The term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

          (5)  The term "Company" shall mean any obligor upon the Debentures.

          (6) The term "executive officer" shall mean the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

          The percentages of voting securities and other securities specified in this Section 8.08 shall be calculated in accordance with the following provisions:

          (A) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section 8.08 (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

          (B) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

          (C) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

          (D) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

               (i) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

               (ii) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

               (iii) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

               (iv) Securities held in escrow if placed in escrow by the issuer thereof;

     PROVIDED, HOWEVER, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

          (E) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; PROVIDED, HOWEVER, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and PROVIDED, FURTHER, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

          SECTION 8.09. ELIGIBILITY OF TRUSTEE. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least five million dollars.

subject to supervision or examination by Federal, State, Territorial or District of Columbia authority and having its principal office and place of business in the Borough of Manhattan, City of New York, New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

          SECTION 8.10. RESIGNATION OR REMOVAL OF TRUSTEE. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b) In case at any time any of the following shall occur:

          (1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 8.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months, or

          (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder, or

          (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten days after such nomination the Company objects thereto, in which case the Trustee so removed or any Debentureholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 8.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.11.

          SECTION 8.11. ACCEPTANCE BY SUCCESSOR TRUSTEE. Any successor truste appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 8.06.

          No successor trustee shall accept appointment as provided in this
Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

          Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company and the former trustee shall mail notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the registry books of the Company. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

          SECTION 8.12. SUCCESSION BY MERGER, ETC. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the trust business of the Trustee, shall be the successor to the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09 without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the succes-sor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 8.13. LIMITATION ON RIGHTS OF TRUSTEE AS A CREDITOR. (a) Subject to the provisions of subsection (b) of this Section 8.13, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default, as defined in subsection (c) of this Section 8.13, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Debentures and the holders of other indenture securities (as defined in paragraph (2) of subsection (c) of this Section 8.13):

          (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of setoff which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four-month period, or an amount equal to the proceeds of any such property, if disposed of, SUBJECT, HOWEVER, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

          Nothing herein contained, however, shall affect the right of the Trustee

          (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law;

          (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four-month period;

          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this Section 8.13, would occur within four months; or

          (D)  to receive payment on any claim referred to in paragraph (B) or
     (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

          For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

          If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the

Debentureholders and the holders of other indenture securities in such manner that the Trustee, the Debentureholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Debentureholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, but after crediting thereon receipts an account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the Debentureholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Debentureholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

          Any Trustee who has resigned or been removed after the beginning of such four-month period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four-month period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

          (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four-month period; and

          (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

          (b) There shall be excluded from the operation of subsection (a) of this Section 8.13 a creditor relationship arising from

          (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

          (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Debentureholders at the time and in the
     manner provided in Section 6.04    with respect to reports pursuant to
     subsections (a) and (b) thereof, respectively;

          (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

          (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this
     Section 8.13;

          (5) the ownership of stock or of other securities of a corporation organized under the provisions of section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

          (6) the Acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section 8.13.

          (c)  As used in this Section 8.13:

          (1) the term "default" shall mean any failure to make payment in full of the principal of or interest upon any of the Debentures or upon the other indenture securities when and as such principal or interest becomes due and payable;

          (2) the term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of subsection (a) of this Section 8.13 and (C) under which a default exists at the time of the apportionment of the funds and property held in said special account;

          (3) the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

          (4) the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; PROVIDED that the security is received by the Trustee simultaneously with the creation of the creditor relation-ship with the Company Arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

          (5)  the term "Company" shall mean any obligor upon the Debentures.


                                  ARTICLE NINE

                         CONCERNING THE DEBENTUREHOLDERS

          SECTION 9.01. ACTION BY DEBENTUREHOLDERS. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders.

          SECTION 9.02. PROOF OF EXECUTION BY DEBENTUREHOLDERS. Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Debentureholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture registrar.

          The record of any Debentureholders' meeting shall be proved in the manner provided in Section 10.06.

          SECTION 9.03. WHO ARE DEEMED ABSOLUTE OWNERS. The Company, the Trustee, any paying agent, any conversion agent and any Debenture registrar may deem the person in whose name such Debenture shall be registered upon the books of the Company to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

          SECTION 9.04. COMPANY-OWNED DEBENTURES DISREGARDED. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; PROVIDED that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Debentures which a Responsible Officer knows are so, owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the trustee taken upon the advice of counsel shall be full protection to the Trustee.

          SECTION 9.05. REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Principal Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.


                                   ARTICLE TEN

                           DEBENTUREHOLDERS' MEETINGS

          SECTION 10.01. PURPOSES OF MEETINGS. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

          (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article Seven;

          (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Eight;

          (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

          (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

          SECTION 10.02. CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 10.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, New York as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Debentures at their addresses as they shall appear on the registry books of the Company. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty nor more than ninety days prior to the date fixed for the meeting.

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          Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

          SECTION 10.03. CALL OF MEETINGS BY COMPANY OR DEBENTUREHOLDERS. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty days after receipt of such request, then the Company or such Debentureholders may determine the time and the place in said Borough of Manhattan, The City of New York, New York for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

          SECTION 10.04. QUALIFICATIONS FOR VOTING. To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          SECTION 10.05. REGULATIONS. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 10.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

          Subject to the provisions of Section 9.04, at any meeting each Debentureholder or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section
10.02 or 10.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

          SECTION 10.06. VOTING. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          SECTION 10.07. NO DELAY OF RIGHTS BY MEETING. Nothing in this Article Ten contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.


                                 ARTICLE ELEVEN

                             SUPPLEMENTAL INDENTURES

          SECTION 11.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF DEBENTUREHOLDERS. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

          (a) to make provision with respect to the conversion rights of the holders of Debentures pursuant to the requirements of Section 15.06;

          (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets;

          (c) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Twelve hereof;

          (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this indenture as herein set forth; PROVIDED, HOWEVER, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

          (e) to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose; or

          (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the holders of the Debentures.

          The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise; PROVIDED, HOWEVER, that no such supplemental indenture shall adversely affect the rights of the holders of the Debentures.

          Any supplemental indenture authorized by the provisions of this
Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 11.02.

          SECTION 11.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF DEBENTUREHOLDERS. With the consent (evidenced as provided in Article Nine) of the holders of not less than 66 2/3% in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures sup-plemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; PROVIDED, HOWEVER, that no such supplemental indenture shall
(i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or impair or affect the rights of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debentures, or impair the right to convert the Debentures into Common Stock subject to the terms set forth herein, including Section 15.06, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding.

          Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Debentureholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          SECTION 11.03. COMPLIANCE WITH TRUST INDENTURE ACT; EFFECT OF SUPPLEMENTAL INDENTURES. Any supplemental indenture executed pursuant to the provisions of this Article Eleven shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 11.04. NOTATION ON DEBENTURES. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.

          SECTION 11.05. EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TRUSTEE. The Trustee, subject to the provisions of Sections 8.01 and 8.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Eleven.

                                 ARTICLE TWELVE

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

          SECTION 12.01. COMPANY MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. Subject to the provisions of Section 12.02, nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same and which shall be organized under the laws of a State of the United States or the District of Columbia; PROVIDED, HOWEVER, and the Company hereby covenants and agrees, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property.

          SECTION 12.02. SUCCESSOR CORPORATION TO BE SUBSTITUTED. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Cray Research, Inc. any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article Twelve may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

          In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

          SECTION 12.03. OPINION OF COUNSEL TO BE GIVEN TRUSTEE. The Trustee, subject to Sections 8.01 and 8.02, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article Twelve.


                                ARTICLE THIRTEEN

                     SATISFACTION AND DISCHARGE OF INDENTURE

          SECTION 13.01. DISCHARGE OF INDENTURE. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore cancelled, or (b) all the Debentures not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Debentures (other than any Debentures which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore cancelled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures, (ii) rights hereunder of Debentureholders to receive payments of principal of and premium, if any, and interest on, the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 16.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agree-ing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Debentures.

          SECTION 13.02. DEPOSITED MONIES TO BE HELD IN TRUST BY TRUSTEE. Subject to Article Four and Section 13.04, all monies deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article Four, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

          SECTION 13.03. PAYING AGENT TO REPAY MONIES HELD. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Debentures (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

          SECTION 13.04. RETURN OF UNCLAIMED MONIES. Any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of, premium, if any, or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment which such holder may be entitled to collect provided, however, that the Trustee, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper acceptable to the Company, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                                ARTICLE FOURTEEN

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

          SECTION 14.01. INDENTURE AND DEBENTURES SOLELY CORPORATE OBLIGATIONS. No recourse for the payment of the principal of or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.


                                 ARTICLE FIFTEEN

                            CONVERSION OF DEBENTURES

          SECTION 15.01. RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Article, the holder of any Debenture shall have the right, at his option, at any time prior to the close of business on February 1, 2011 (except that, with respect to any Debenture or portion of a Debenture which shall be called for redemption, such right shall terminate, except as provided in the third paragraph of Section 15.02, at the close of business on the date fixed for redemption of such Debenture or portion of a Debenture unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Debenture, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the conversion price, by surrender of the Debenture so to be converted in whole or in part in the manner provided in Section 15.02. A Holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted his Debentures.

          SECTION 15.02. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. In order to exercise the conversion privilege, the holder of any Debenture to be converted in whole or in part shall surrender such Debenture at an office or agency maintained by the Company pursuant to Section 5.02, accompanied by the funds, if any, required by the last paragraph of this Section, and shall give written notice of conversion in the form provided on the Debentures (or such other notice which is acceptable to the Company) to the Company at such office or agency that the holder elects to convert such Debenture or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 15.07. Each Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Debenture, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

          As promptly as practicable after the surrender of such Debenture and the receipt of such notice and funds, if any, as aforesaid, the Company shall issue and shall deliver at such office or agency to such holder, or on his written order, a certificate or certificates for the number of full shares issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 15.03. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Debenture so surrendered, without charge to him, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

          Each conversion shall be deemed to have been effected an the date on which such Debenture shall have been surrendered (accompanied by the funds, if any, required by the last paragraph of this Section) and such notice shall have been received by the Company, as aforesaid, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the conversion price in effect on the date upon which such Debenture shall have been surrendered.

          Any Debenture or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the opening of business on such interest payment date shall (unless such Debenture or portion thereof being converted shall have been called for redemption on a date in such period) be accompanied by payment, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; PROVIDED, HOWEVER, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Debentures. An amount equal to such payment shall be paid by the Company on such interest payment date to the holder of such Debenture at the close of business on such record date; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest on such interest payment date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section, no adjustment shall be made for interest accrued on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article.

          SECTION 15.03. CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment therefor in cash at the current market value thereof. The market value of a share of Common Stock shall be the closing price on the first day (which is not a Legal Holiday as defined in Section 16.06) immediately preceding the day on which the Debentures (or specified portions thereof) are deemed to have been converted and such closing price shall be determined as provided in subsection (d) of Section 15.05.

          SECTION 15.04. CONVERSION PRICE. The conversion price shall be as specified in the form of Debenture hereinabove set forth, subject to adjustment as provided in this Article.

          SECTION 15.05. ADJUSTMENT OF CONVERSION PRICE. The conversion price shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall (i) pay a dividend, or make a distribution, in shares of its Common Stock, on its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or
     (iii) combine its outstanding Common Stock into a smaller number of shares, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had such Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

          (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the current market price per share of Common Stock (as defined in subsection (d) below) at the record date for the determination of stockholders entitled to receive such rights or warrants, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) In case the Company shall distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) above), then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subsection (d) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the current market price per share (as defined in subsection (d) below) of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (d) For the purpose of any computation under subsections (b) and (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the last reported sale prices for the twenty consecutive Trading Days (as defined below) next preceding the day in question. The last reported sale price for each day shall be (i) the last reported sale price of Common Stock on the National Market of the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted; or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least 5 of the 10 preceding days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein the term "Trading Days" with respect to Common Stock means (i) if the Common Stock is quoted on the National Market of the National Association of Securities Dealers, Inc., Automated Quotation System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

          (e) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Fifteen shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Section 15.05 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the conversion price, in addition to those required by this Section 15.05, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

          (f) Whenever the conversion price is adjusted, as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the conversion price to the holder of each Debenture at his last address appearing on the Debenture register provided for in
     Section 2.05 of this Indenture.

          (g) In any case in which this Section 15.05 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.03.

          SECTION 15.06. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Company with another corporation shall be effected as a result of which holders of Common Stock issuable upon conversion of the Debentures shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, then the Company or such successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act of 1939 as in force at the date of execution of such supplemental indenture) providing that each Debenture shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at his address appearing on the Debenture register provided for in Section 2.05 of this Indenture.

          The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers and sales.

          SECTION 15.07. TAXES ON SHARES ISSUED. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 15.08. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

          Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted conversion price.

          The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

          The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

          The Company further covenants that if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Debentures.

          SECTION 15.09. RESPONSIBILITY OF TRUSTEE. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Debentures to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 8.01, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

          SECTION 15.10. NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.  In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

          (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or, of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at his address appearing on the Debenture register, provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.


                                 ARTICLE SIXTEEN

                            MISCELLANEOUS PROVISIONS

          SECTION 16.01. PROVISIONS BINDING ON COMPANY'S SUCCESSORS. All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

          SECTION 16.02. OFFICIAL ACTS BY SUCCESSOR CORPORATION. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

          SECTION 16.03. ADDRESSES FOR NOTICES, ETC. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Cray Research, Inc., 608 Second Avenue, South Minneapolis, Minnesota 55402. Attention: John F. Carlson. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Principal Office of the Trustee, which office is, at the date as of which this Indenture is dated, located at 600 Fifth Avenue, New York, New York 10020. Attention: Corporate Trust Department.

          SECTION 16.04. GOVERNING LAW. This Indenture and each Debenture shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York.

          SECTION l6.05. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT; CERTIFICATES TO TRUSTEE. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          SECTION 16.06. LEGAL HOLIDAYS. In any case where the date of maturity of interest on or principal of the Debentures or the date fixed for redemption of any Debenture will be in the Borough of Manhattan, The City of New York a legal holiday or a day on which banking institutions are authorized by law or executive order to close ("Legal Holidays"), then payment of such interest on or principal of the Debentures need not be made on such date but may be made on the next succeeding day not a Legal Holiday with the same force and effect as if made on the date of maturity or the date fixed for redemption and no interest shall accrue for the period from and after such date.

          SECTION 16.07. TRUST INDENTURE ACT TO CONTROL. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

          SECTION 16.08. NO SECURITY INTEREST CREATED. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its Subsidiaries is located.

          SECTION 16.09. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Debentures, express or implied, shall give to any person, other than the parties hereto, any paying agent, any Debenture registrar and their successors hereunder, the holders of Debentures and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 16.10. TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 16.11. EXECUTION IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Manufacturers Hanover Trust Company hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                   CRAY RESEARCH, INC.



                                   By    /s/ John F. Carlson
                                      --------------------------------
                                       John F. Carlson
                                       Executive Vice President
                                       and Chief Financial Officer

Attest:



/s/ Signature unreadable
-------------------------
[Seal]

                                   MANUFACTURERS HANOVER TRUST COMPANY



                                   By   /s/ John Generale
                                     ---------------------------------
                                        John Generale
                                        Vice President

Attest:


/s/ P. Ferreri
-------------------------
P. Ferreri
Trust Officer

STATE OF MINNESOTA            )
                              ) ss.:
COUNTY OF HENNEPIN            )

          On the 14th of February, 1986, before me personally came John F. Carlson, to me known, who, being by me duly sworn did depose and say that he resides at 5330 Hodgson Road, St. Paul, Minnesota 55112; that he is Executive Vice President and Chief Financial Officer of Cray Research, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                             /s/ Signature unreadable
                                             ------------------------------
                                                      Notary Public

                                             My Commission Expires

[NOTARIAL SEAL]


[NOTARIAL SEAL]                                        5-1-90

STATE OF NEW YORK             )
                              ) ss.:
COUNTY OF NEW YORK            )




     On the 14th day of February, 1986, before me personally came John Generale, to me known, who, being by me duly sworn did depose and say that he resides at 915 82nd Street, Brooklyn, N.Y.; that he is a Vice President of Manufacturers Hanover Trust Company, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                             /s/ Kathy A. Murphy
                                             ---------------------------------
                                                       Notary Public

                                             My Commission Expires
[NOTARIAL SEAL]
                                                   KATHY A. MURPHY
                                          Notary Public, State of New York
                                                   No. 60-1325910
                                           Qualified in Westchester County
                                        Certificate filed in New York County
                                          Commission Expires March 30, 1986